Exhibit 10.8

ASSIGNMENT AND AMENDMENT OF

CRESTLINE SWN MANAGEMENT AGREEMENT

This Assignment and Amendment of Crestline SWN Management Agreement (“Assignment”) is made effective as of March 31, 2017 (“Effective Date”) by and among American Realty Capital Hospitality PROPERTIES, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“Assignor”); CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company, with an address at 3950 University Drive, Suite 301, Fairfax, Virginia 22030 (“Assignee”); and ARC HOSPITALITY SWN INT NTC TRS, LP, a Delaware limited partnership, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 1”), ARC HOSPITALITY SWN TRS, LLC, a Delaware limited liability company, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 2”), and ARC HOSPITALITY SWN CRS NTC TRS, LP, a Delaware limited partnership, with an address at 405 Park Avenue, New York, New York 10022 (“TRS 3”) (TRS 1, TRS 2, and TRS 3, collectively, “TRS”).

RECITALS:

WHEREAS, Assignor, TRS 2, and TRS 3 are parties to that certain Management Agreement dated October 15, 2015 (inclusive of the “slip page” replacement to page 14 that was substituted after execution of such Management Agreement) with respect to the management by Assignor of fifteen of the hotels listed on Exhibit A thereto (p. 1, hotels #3, 5, 9-10, and 13-16; p. 2, hotels #2, 5, 8, 14, 17, and 19; and p. 3, hotel #2) (such hotels, the “Crestline Hotels”), as assigned and amended concurrently with the execution of this Assignment (the “Crestline SWN Management Agreement”);

WHEREAS, Assignor desires to assign its rights and obligations under the Crestline SWN Management Agreement to Assignee; Assignee desires to accept the assignment of Assignor’s rights and obligations under Crestline SWN Management Agreement, as further amended by this Assignment; and TRS desires to consent to this Assignment and to have Assignee manage and operate the Crestline Hotels from and after the Effective Date, in accordance with the Crestline SWN Management Agreement as further amended by this Assignment;

WHEREAS, Assignor and TRS 1 are parties to that certain Hotel Management Agreement dated October 15, 2015, with respect to the management of the Hampton Inn & Suites El Paso-Airport, and Assignor and TRS 2 are parties to those certain Hotel Management Agreements dated February 11, 2016, with respect to the management of the Fairfield Inn & Suites Denver Airport, the SpringHill Suites Denver Airport, the Hilton Garden Inn Fort Collins, and the Hampton Inn Fort Collins (all of the Hotel Management Agreements referenced in this Recital, collectively, “Interstate Management Agreements”, and all of the hotels referenced in this Recital, collectively, “Interstate Hotels”);

WHEREAS, Assignor and Interstate Management Company, LLC are parties to that certain Hotel Management Agreement dated October 15, 2015, and to those four certain Hotel Management Agreements dated February 11, 2016, with respect to the management of the Interstate Hotels (such Hotel Management Agreements, the “Interstate Sub-MAs”);

WHEREAS, Assignor will be, at 11:59 pm on April 3, 2017 (the “Interstate Termination Date”), terminating the Interstate Management Agreements and the Interstate Sub-MAs with respect to each of the Interstate Hotels;

WHEREAS, Assignee and TRS wish to further amend the Crestline SWN Management Agreement to add the Interstate Hotels to Exhibit A thereto and to add TRS 1 as a party thereto, such that Assignee will, from and after the Interstate Termination Date, manage the Interstate Hotels pursuant to the Crestline SWN Management Agreement as further amended by this Assignment;

NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s rights, title and obligations in, to and under the Crestline SWN Management Agreement, and Assignee hereby accepts and assumes all such rights, title and obligations of Assignor in, to and under the Crestline SWN Management Agreement. TRS hereby consents to such assignment and assumption.

2.	Each of Assignee and TRS agrees that the Crestline SWN Management Agreement is hereby further amended as follows:

a.	The Interstate Hotels are added to Exhibit A and TRS 1 is added to the preamble and to the defined term “TRS”, such that TRS 1 will become a party to the Crestline SWN Management Agreement and Assignee will, from and after the Interstate Termination Date, manage each of the Interstate Hotels on behalf of the applicable TRS pursuant to the Crestline SWN Management Agreement;

b.	The Management Commencement Date is acknowledged and agreed to be (i) October 15, 2015, with respect to the Hampton Inn & Suites El Paso-Airport, such that the Initial Term of such Hotel shall expire on December 31, 2035, and (ii) February 11, 2016, with respect to the Fairfield Inn & Suites Denver Airport, the SpringHill Suites Denver Airport, the Hilton Garden Inn Fort Collins, and the Hampton Inn Fort Collins, such that the Initial Term of each such Hotel shall expire on December 31, 2036.

c.	The following is added at the end of Section 5.01:

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Notwithstanding the foregoing, effective as of the first day of the forty-ninth (49th) month following the defined “Effective Date” of that certain Assignment and Amendment of Crestline SWN Management Agreement (the “Assignment”), dated March 31, 2017 (the “Effective Date” as defined in the Assignment, the “Assignment Date”, and such first day of the forty-ninth (49th) month thereafter, the “Sale Termination Right Effective Date”), TRS shall have the right to Terminate this Agreement with respect to any individual Hotel effective immediately upon a sale of such Hotel (whether alone or as part of a portfolio transaction, and whether by way of merger, consolidation, or otherwise) so long as, at or prior to the time of such Termination, either (at TRS’s election) (x) TRS pays, or causes to be paid, to Management Company an amount in cash equal to (i) the Management Fees earned, due, and payable with respect to such Hotel in the trailing twelve (12) full months (after normalizing such Management Fees to account for any rooms which may have been vacant during such period as a result of PIP work or other construction, repair, or improvement work performed at such Hotel), multiplied by (ii) two and one-half (2.5), or (y) if the sale of the Hotel in question is occurring during the period prior to the six (6)-year anniversary of the Assignment Date, TRS effects a Property Replacement in accordance with the immediately following paragraph.

In addition, if TRS conducts a sale of any Hotel (whether alone or as a part of a portfolio transaction, and whether by way of merger, consolidation or otherwise) after the Assignment Date but prior to the date that is six (6) years following the Assignment Date, TRS shall have the right to Terminate this Agreement with respect to such Hotel if TRS concurrently adds to this Agreement as a “Hotel” a hotel (“Replacement Hotel”) that (A) was owned by an Affiliate of TRS as of the Assignment Date, and continues to be owned by an Affiliate of TRS as of the date of the sale of the Hotel in question (the “Sale Date”); (B) is, at the time of the Sale Date, subject to a management agreement that (I) has a term of one year or less, and/or (II) includes a right to terminate without cause upon notice of one year or less; and (C) has, as of the Sale Date, the same or greater historical annual revenue, over the year preceding the Sale Date, as the Hotel that is being Terminated (such addition of a Replacement Hotel in accordance with this paragraph, a “Property Replacement”).

For the avoidance of doubt, any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel and also complies with terms and conditions set forth in this Section 5.01 shall not be subject to the requirements of Section 20.01 of this Agreement.

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d.	Section 6.01.A. is amended to replace the entire current provision with the following:

In consideration of the services to be performed during the Term of this Agreement by Management Company, Management Company shall be paid a periodic base management fee (“Base Management Fee”) in the amount of three percent (3%) of Gross Revenues for each Accounting Period. Each such periodic fee shall be paid to Management Company (or retained by Management Company as provided below) at such time as the final monthly report for such Accounting Period is submitted to TRS as provided in Section 6.02 A below.

e.	Section 6.01.C. is deleted in its entirety.

f.	Section 19.01.A. is amended by replacing the period at the end of subsection (iii) with a semicolon, and by adding the following language as a new paragraph after subsection (iii):

Notwithstanding anything in this Section 19.01.A. to the contrary, Management Company’s rights to assign or transfer its interest in this Agreement or delegate any responsibilities hereunder shall remain subject to satisfaction of all applicable rights of first refusal or similar obligations under that certain “Framework Agreement”, by and among American Realty Capital Hospitality Advisors, LLC, American Realty Capital Hospitality Properties, LLC, American Realty Capital Hospitality Grace Portfolio, LLC, Crestline Hotels & Resorts, LLC, American Realty Capital Hospitality Trust, Inc., American Realty Capital Hospitality Operating Partnership, L.P., American Realty Capital Hospitality Special Limited Partnership, LLC and for certain limited purposes Brookfield Strategic Real Estate Partners II Hospitality REIT II, LLC, dated January 12, 2017 (the “Framework Agreement”) and no assignment, transfer or delegation by the Management Company shall be permitted hereunder without compliance with such provisions of the Framework Agreement.

g.	Section 20.01 is amended to add the following at the end of such section:

Notwithstanding the foregoing and for the avoidance of doubt, the terms and conditions set forth in this Section 20.01 of this Agreement shall not apply in the event that any sale of a Hotel that results in a Termination of this Agreement with respect to such Hotel otherwise complies with terms and conditions set forth in Section 5.01.

h.	Section 22.08 is amended

To TRS:

ARC Hospitality SWN INT NTC TRS, LP

ARC Hospitality SWN TRS, LLC

ARC Hospitality SWN CRS NTC TRS, LP

3950 University Drive, Suite 301

Fairfax, Virginia 22030

Attention: General Counsel

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To Management Company:

Crestline Hotels & Resorts, LLC

3950 University Drive, Suite 301

Fairfax, Virginia 22030

Attention: General Counsel

3.	This Assignment is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective administrators, personal representatives, legal representatives, heirs, successors and permitted assigns. None of the provisions of this Assignment shall be for the benefit of or enforceable by any other person.

4.	This Assignment may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver.

5.	This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and it will not be necessary in making proof of this Assignment or the terms of this Assignment to produce or account for more than one of such counterparts. All counterparts shall constitute one and the same instrument. Each party may execute this Assignment via a facsimile (or transmission of a .pdf file) of this Assignment. In addition, facsimile or .pdf signatures of authorized signatories of the parties shall be valid and binding and delivery of a facsimile or .pdf signature by any party shall constitute due execution and delivery of this Assignment.

6.	Except as specifically modified by this Assignment, all of the provisions of the Crestline SWN Management Agreement are unchanged and continue in full force and effect. In the event of any conflicts between the Crestline SWN Management Agreement and this Assignment, this Assignment shall control.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

WITNESS:	ASSIGNOR:

American Realty Capital Hospitality PROPERTIES, LLC, a Delaware limited liability company

/s/ Daneale Erickson	By:	/s/ James A. Tanaka
Daneale Erickson		Name:	James A. Tanaka
		Title:	Authorized Signatory

WITNESS:	ASSIGNEE:

CRESTLINE HOTELS & RESORTS, LLC, a Delaware limited liability company

/s/ Michelle Bias	By:	/s/ James A. Carroll
		Name:	James A. Carroll
		Title:	President & CEO

WITNESS:	TRS 1:

ARC HOSPITALITY SWN INT NTC TRS, LP, a Delaware limited partnership

By: ARC HOSPITALITY SWN NTC TRS GP, LLC, its general partner

/s/ Daneale Erickson	By:	/s/ Paul C. Hughes
Daneale Erickson		Name:	Paul C. Hughes
		Title:	Authorized Signatory
		Date:	March 17, 2017

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TRS 2:

ARC HOSPITALITY SWN TRS, LLC, a Delaware limited liability company

/s/ Daneale Erickson	By:	/s/ Paul C. Hughes
Daneale Erickson		Authorized Signatory

TRS 3:

ARC HOSPITALITY SWN CRS NTC TRS, LP, a Delaware limited partnership

By: ARC HOSPITALITY SWN NTC TRS GP, LLC, its general partner

/s/ Daneale Erickson	By:	/s/ Paul C. Hughes
Daneale Erickson		Name:	Paul C. Hughes
		Title:	Authorized Signatory
		Date:	March 17, 2017

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